EXHIBIT 10.9

To: Hallmark Human Resources, Inc.
(collectively, the "*Company*")

The undersigned (each a "*Subscriber*") hereby subscribes for a promissory note in the principal amount of $150,000, in the form attached hereto as Exhibit A (the "*Note*") and 225,000 shares of common stock, par value $0.001 per share, of Hallmark Human Resources, Inc. (the "*Shares*"), in exchange for $150,000 in cash.

The Subscriber hereby agrees, represents and warrants that:

(1) the Subscriber is acquiring the Note and Shares (collectively, the "*Securities*") for the Subscriber's own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;

(2) the Subscriber had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the issuance of the Securities and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the undersigned;

(3) the Subscriber is a sophisticated investor with sufficient business, financial or investment experience to evaluate the risks of the Subscriber's investment in the Securities. The Subscriber is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "*Securities Act*"). The Subscriber acknowledges that an investment in the Securities involves substantial risks, including the loss of the full amount of the Subscriber's investment, and Subscriber is capable of bearing the economic impact of such loss;

(4) the Subscriber is not acquiring the Securities as a result of any form of general solicitation or general advertising as those terms are used in Regulation D, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or internet or any seminar or meeting where the Subscriber was invited by general solicitation or general advertising;

(5) the Subscriber understands that the Securities have not been registered under the Securities Act or applicable state securities laws and that the Subscriber may not sell or otherwise dispose of the Securities except (i) in compliance with the terms of the Note, and (ii) pursuant to either an effective registration statement under the Securities Act and in compliance with applicable state securities laws, or exemptions from the registration provisions of the Securities Act and applicable state securities laws. The Subscriber agrees that the Subscriber will not sell or otherwise dispose of the Securities except in compliance with the securities laws limitations described in the foregoing sentence and understands that the Securities will bear legends to such effect;

(6) (i) if the Subscriber is a natural person, the Subscriber has reached the age of majority in the jurisdiction in which the undersigned resides;

(ii) if the Subscriber is not a natural person, the person signing this letter on behalf of the Subscriber has been duly authorized by the Subscriber to execute and deliver this letter on behalf of the undersigned, and further, the Subscriber has all requisite power and authority to acquire the Securities and to execute and deliver this letter.

This agreement shall be governed by the laws of the State of New York, without regard to its

conflicts of laws principles, and may be executed in one or more counterparts, each of which shall be a binding instrument, but which together shall constitute but one agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this agreement of subscription for the Securities as of the date set forth below.

Dated: May ____, 2010

PINEWOOD TRADING FUND L.P.

By:_______________________
Name: Jeb Brooks
Title: Managing Partner

Accepted and agreed:

HALLMARK HUMAN RESOURCES, INC.

By: _______________________
Thomas Willis
Chief Executive Officer